                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 28, 1993, incorporated by reference in Lafarge Corporation's Annual Report on From 10-K for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.



                                                           ARTHUR ANDERSEN & CO.




Washington, D.C.
January 11, 1994